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May 12, 2026

Department of War
OFFICE OF PREPUBLICATION AND SECURITY REVIEW

D-Wave Awarded Year 2 Microelectronics Commons Project Funding to Advance Superconducting Quantum Innovation

Year 2 award supports D-Wave's role in advancing scalable superconducting qubit fabrication and next-generation U.S. microelectronics capabilities

PALO ALTO, Calif. — May 26, 2026 — D-Wave Quantum Inc. (NYSE: QBTS), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced that it has been awarded second year funding for the Improved Materials for Superconducting Qubits with Scalable Fabrication (SQFab) project by the Northeast Regional Defense Technology Hub (NORDTECH).

Awarded to D-Wave subsidiary Quantum Circuits, LLC, the SQFab project is one of four innovative programs selected by the U.S. Department of War (DOW) through NORDTECH, a regional consortium of non-profit accessible semiconductor R&D facilities, government labs, defense companies, academic institutions, and technology manufacturing organizations in and around New York State. NORDTECH is one of eight hubs composing the U.S. Microelectronics Commons (MEC) program, which is a DOW initiative executed through the Naval Surface Warfare Center Crane Division and managed by the National Security Technology Accelerator (NSTXL).

The four programs are collectively receiving more than $25 million in second year funding after achieving key first-year benchmarks by demonstrating significant results in the design, fabrication, and characterization of key quantum computing components. D-Wave's project aims to improve materials for superconducting qubits with scalable fabrication methods, supporting the development and advancement of next-generation microelectronics capabilities from research to manufacturing.

"This award reflects the growing recognition that quantum computing will play an important role in advancing U.S. microelectronics innovation," said Dr. Alan Baratz, CEO of D-Wave. "D-Wave is proud to collaborate with leading partners across the region to accelerate the development of scalable, high-impact quantum technologies that support both commercial and national security applications."

"Building on the progress made last year, we are excited to continue our work in establishing the hub's core infrastructure for superconducting qubit fabrication and system scalability," said Dr. Rob Schoelkopf, chief scientist at D-Wave. "We believe that this work is critical to advancing the foundational packaging and testing protocols needed for gate-model superconducting quantum systems, enabling the transfer of best-in-class nanofabrication processes from lab-to-fab and supporting broader adoption and scalability."

The Microelectronics Commons seeks to accelerate domestic microelectronics prototyping, strengthen semiconductor supply chains, and expand U.S. leadership in critical technologies. By bringing together industry, academia, and government partners, the program helps to bridge the gap between early-stage innovation and domestic manufacturing. The initiative plays a critical role in addressing supply chain vulnerabilities while fostering a robust semiconductor workforce and innovation pipeline. The SQFab mission is to co-develop technologies necessary to demonstrate scalable quantum error correction, using new materials, innovative quantum circuits and qubit control schemes.

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DISTRIBUTION STATEMENT A: APPROVED FOR PUBLIC RELEASE. DISTRIBUTION IS UNLIMITED. About D-Wave Quantum Inc. D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on- premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com. Forward-Looking Statements Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law. Media Contact: Alex Daigle media@dwavesys.com